    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 1994.

                                                     REGISTRATION NO. 33-
                   POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION NO. 33-50407
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 ------------

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     AND
                        POST-EFFECTIVE AMENDMENT NO. 1
                          TO REGISTRATION STATEMENT
                                    UNDER
                        THE SECURITIES ACT OF 1933
                                 ------------

                              LORAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 NEW YORK                     13-1718360
     (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)      IDENTIFICATION NO.)

                                 ------------

                               600 THIRD AVENUE
                           NEW YORK, NEW YORK 10016
                                (212) 697-1105
             (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
     INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 ------------

                           MICHAEL B. TARGOFF, ESQ.
                     SENIOR VICE PRESIDENT AND SECRETARY
                              LORAL CORPORATION
                               600 THIRD AVENUE
                           NEW YORK, NEW YORK 10016
                                (212) 697-1105
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:

           BRUCE R. KRAUS, ESQ.            ROBERT ROSENMAN, Esq.
        WILLKIE FARR & GALLAGHER         CRAVATH, SWAINE & MOORE
          One Citicorp Center              Worldwide Plaza
         153 East 53rd Street             825 Eighth Avenue
       New York, New York 10022         New York, New York 10019
            (212) 821-8000                   (212) 474-1000
     (Counsel for the Registrant)     (Counsel for the Underwriters)

                                 ------------
   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                                 ------------
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box: [ ]

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

                                 ------------
                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                                             PROPOSED MAXIMUM
                                                            PROPOSED MAXIMUM     AGGREGATE          AMOUNT OF
 TITLE OF EACH CLASS OF SECURITIES TO BE     AMOUNT TO BE    OFFERING PRICE    OFFERING PRICE    REGISTRATION FEE
                REGISTERED                  REGISTERED (1)    PER UNIT (2)         (1)(2)              (3)
- -----------------------------------------------------------------------------------------------------------------
Debt Securities...........................
- -----------------------------------------------------------------------------------------------------------------
Preferred Stock (4).......................
- -----------------------------------------------------------------------------------------------------------------
Common Stock (4)(5).......................
- -----------------------------------------------------------------------------------------------------------------
Depositary Shares (4).....................
- -----------------------------------------------------------------------------------------------------------------
Warrants to Purchase Debt Securities .....
- -----------------------------------------------------------------------------------------------------------------
Warrants to Purchase Equity Securities (5)
- -----------------------------------------------------------------------------------------------------------------
  Total ..................................   $500,000,000         100%          $500,000,000           $172,415
=================================================================================================================

   (1)In no event will the aggregate initial offering price of the Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants to Purchase Debt Securities and Warrants to Purchase Equity Securities issued under these Registration Statements exceed $800,000,000, or, if any securities are issued in any foreign currency units, the U.S. dollar equivalent of $800,000,000, and if any securities are issued at original issue discount, such greater amount as shall result in an aggregate offering price not to exceed $800,000,000.

   (2)Estimated solely for purposes of computing the registration fee. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

   (3)Calculated pursuant to Rule 457 of the Securities Act on the basis of the $500,000,000 of securities being registered hereunder in addition to the $300,000,000 of securities registered pursuant to Registration Statement No. 33-50407, as to which a fee of $93,750 has been paid.

   (4)In addition to any Preferred Stock, Common Stock or Depositary Shares that may be issued directly under these Registration Statements, there are being registered hereunder an indeterminate number of shares of Preferred Stock, Common Stock or Depositary Shares as may be issued upon conversion or exchange of Debt Securities, Preferred Stock or Depositary Shares, as the case may be. No separate consideration will be received for any shares of Preferred Stock, Common Stock or Depositary Shares so issued upon such conversion or exchange.

   (5)The aggregate amount of Common Stock registered hereunder is limited to that which is permissible under Rule 415(a)(4) of the Securities Act.
===============================================================================

   PURSUANT TO RULE 429 OF THE GENERAL RULES AND REGULATIONS UNDER THE SECURITIES ACT THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS WHICH ALSO RELATES TO REGISTRATION STATEMENT NO. 33-50407, PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-3. THIS REGISTRATION STATEMENT ALSO CONSTITUTES POST-EFFECTIVE AMENDMENT NO. 1 WITH RESPECT TO SUCH REGISTRATION STATEMENT, AND SUCH POST-EFFECTIVE AMENDMENT SHALL HEREAFTER BECOME EFFECTIVE CONCURRENTLY WITH EFFECTIVENESS OF THIS REGISTRATION STATEMENT IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

   Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                      SUBJECT TO COMPLETION MAY 20, 1994

PROSPECTUS

                                 $800,000,000

                              LORAL CORPORATION
                                    [LOGO]

                               DEBT SECURITIES
                               PREFERRED STOCK
                                 COMMON STOCK
                              DEPOSITARY SHARES
                     WARRANTS TO PURCHASE DEBT SECURITIES
                    WARRANTS TO PURCHASE EQUITY SECURITIES

   Loral Corporation (the "Company") may offer and issue from time to time, together or separately, (1) its unsecured debt securities ("Debt Securities"), which may be either senior ("Senior Securities") or subordinated ("Subordinated Securities"), (2) its preferred stock, par value $1.00 per share ("Preferred Stock"), (3) its common stock, par value $0.25 per share ("Common Stock"), (4) depositary shares ("Depositary Shares") representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specified series, (5) warrants to purchase Debt Securities ("Debt Warrants") and (6) warrants to purchase its Common Stock or Preferred Stock ("Equity Warrants"), all on terms to be determined at the time of the offering. The Debt Warrants and the Equity Warrants are sometimes collectively referred to herein as the "Warrants," and the Debt Securities, Warrants, Preferred Stock, Depositary Shares and Common Stock are sometimes collectively referred to herein as the "Securities." Securities with an aggregate issue price of up to $800,000,000 (or the equivalent in foreign denominated currency or units based on or relating to foreign currencies, including European Currency Units) may be issued, in one or more series, under this Prospectus and a separate Prospectus Supplement.

   The Senior Securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Securities will be unsecured and will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company.

   The accompanying Prospectus Supplement sets forth, with respect to each series or issue of Securities for which this Prospectus and the Prospectus Supplement are being delivered ("Offered Securities"): (1) the terms of any Debt Securities offered (and, if Debt Warrants are being offered, similar information with respect to the Debt Securities that may be purchased upon exercise of each Debt Warrant) including, where applicable, their title, ranking, aggregate principal amount, purchase price, maturity, rate of any interest (or manner of calculation and time of payment thereof), any redemption or repayment terms, the currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities will be denominated or payable, any index, formula or other method pursuant to which principal, premium or interest may be determined, terms of subordination of Subordinated Securities, any terms for the conversion or exchange thereof and the form of such Debt Securities (which may be in registered, bearer or global form); (2) the terms of any Debt Warrants or Equity Warrants offered, including the exercise price, detachability, expiration date and other terms; (3) the terms of any Preferred Stock or Depositary Shares offered, including the specific designations and dividend, redemption, voting and other rights not described in this Prospectus, and any terms for the conversion or exchange thereof; and (4) any initial public offering price, the purchase price and net proceeds to the Company, the listing (if any) on a securities exchange, the name of and compensation to each dealer, underwriter or agent (if any) involved in the sale of the Offered Securities and the other specific terms of such offering. The managing underwriters with respect to each series sold to or through underwriters will be named in the accompanying Prospectus Supplement.
                                 ------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.
                                 ------------

   Offered Securities may be offered through dealers, underwriters or agents designated from time to time, as set forth in the accompanying Prospectus Supplement. Net proceeds to the Company will be the purchase price in the case of a dealer, the public offering price less discount in the case of an underwriter or the purchase price less commission in the case of an agent--in each case, less other expenses attributable to the issuance and distribution of the Offered Securities. The Company may also sell Offered Securities directly to investors on its own behalf. In the case of sales made directly by the Company, no commission will be payable. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

May 20, 1994

                            AVAILABLE INFORMATION

   Loral Corporation ("Loral" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock and certain of its Debt Securities are listed on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company can be inspected and copied at the Library of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

   This Prospectus constitutes a part of two registration statements on Form S-3 (herein, together with all exhibits thereto, referred to as the "Registration Statements") filed by the Company with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statements, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statements and related exhibits for further information with respect to the Company and the Securities offered hereby. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The following documents, each of which was previously filed by the Company with the SEC, are incorporated herein by reference: (a) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1994; (b) the Company's Proxy Statement for its 1993 Annual Meeting of Stockholders; and
(c) the Company's Form 8-K/A, dated May 12, 1994.

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of any series of Securities shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Company will provide without charge to each person to whom a Prospectus is delivered upon written or oral request of such person, a copy of any documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests for such copies should be directed to Loral Corporation, Attention: Secretary, 600 Third Avenue, New York, New York 10016 (telephone: (212) 697-1105).

                                 THE COMPANY

   Loral is a leading supplier of defense electronics systems, components and services to U.S. and allied defense departments. The Company's principal business areas are: electronic combat; training and simulation; command, control, communications and intelligence ("C(3)I")/reconnaissance; tactical weapons; systems integration; and space systems. The Company has achieved an incumbent position on a wide range of existing programs through internal growth and development and a series of acquisitions focused on its core technologies. Loral's business strategy is to emphasize upgrades of existing weapons systems, concentrate on further developing its core of advanced technologies, generate an increasing proportion of its sales from foreign customers and selectively extend the Company's proprietary technologies into non-military applications, such as systems integration, satellite-based telecommunications, medical diagnostic imaging systems, network management, data archiving, and information systems and services.

   Loral was incorporated in the State of New York in 1948. Its principal executive offices are located at 600 Third Avenue, New York, New York 10016, and its telephone number is (212) 697-1105. Unless the context otherwise indicates, the terms "Company" and "Loral" refer to Loral and its subsidiaries.

                               USE OF PROCEEDS

   Except as otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Securities for general corporate purposes.

                      RATIO OF EARNINGS TO FIXED CHARGES

   In computing the ratio of earnings to fixed charges, earnings consist of: income from continuing operations before income taxes, minority interest and equity in net income (loss) of affiliate; fixed charges excluding capitalized interest; and amortization of capitalized interest. Fixed charges consist of: interest expense; capitalized interest; amortization of debt expense and that portion of rent expense (30%) deemed representative of the interest factor.

                            FOR THE FISCAL YEARS ENDED MARCH 31,
                          --------------------------------------
                            1994    1993    1992    1991    1990
                          ------  ------  ------  ------  ------
Ratio of earnings to
 fixed charges
 (unaudited).............  6.42x   4.74x   4.22x   3.30x   3.49x

                          DESCRIPTION OF SECURITIES

DESCRIPTION OF DEBT SECURITIES

   The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent to which such general provisions may apply will be described in a Prospectus Supplement relating to such Debt Securities. The Senior Securities will be issued under an Indenture dated as of September 1, 1993 (the "Senior Indenture"), between the Company and Continental Bank, National Association, as trustee (the "Senior Trustee"). The Subordinated Securities will be issued under an Indenture dated as of May 1, 1994 (the "Subordinated Indenture"), between the Company and The Bank of New York, as trustee (the "Subordinated Trustee"). The term "Trustee" as used herein refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. The forms of the Senior Indenture and the Subordinated Indenture (sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture") have been filed as exhibits to the Registration Statements of which this Prospectus is a part. The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the Indentures to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the Indentures. Wherever particular sections or defined terms of the Indentures are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement are referred to herein as the "Offered Debt Securities."

PROVISIONS APPLICABLE TO BOTH INDENTURES

   General. The Indentures provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units ("ECUs"). Special United States federal income tax considerations applicable to any Debt Securities so denominated are described in the relevant Prospectus Supplement.

   Reference is made to the Prospectus Supplements for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Debt Securities): (i) the specific designation of such Debt Securities and whether such Debt Securities will be Senior Securities or Subordinated Securities, aggregate principal amount, purchase price and denomination; (ii) the currency in which such Offered Debt Securities are denominated and/or in which principal (and premium, if any) and/or any interest will or may be payable; (iii) the date or dates of maturity; (iv) the interest rate or rates or the method by which such rate will be determined, if any; (v) the dates on which any such interest, if any, will be payable; (vi) the place or places where the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable;
(vii) any redemption, repayment or sinking fund provisions; (viii) whether the Offered Debt Securities will be issuable in registered form or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Bearer Debt Securities; (ix) in the case of Subordinated Securities, any provisions in modification of, in addition to or in lieu of the provisions concerning subordination contained in Article Thirteen of the Subordinated Indenture that will be applicable to such Debt Securities; (x) whether such Debt Securities will be convertible into or exchangeable for shares of Common Stock or other Securities and, if so, the terms and conditions upon which such Debt Securities will be so convertible or exchangeable, including the conversion price or exchange ratio, the conversion or exchange period (or the method of determining the same) and the provisions for adjustment of the conversion price or the exchange ratio; (xi) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on Offered Debt Securities held by a person (as defined in the Indentures) who is not a citizen of, or organized under the laws of, the United States in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Offered Debt Securities rather than pay such additional amounts; and (xii) any other specific terms of the Offered Debt Securities, including any additional events of default or covenants provided for with respect to such Offered Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations.

   The Debt Securities will be unsecured obligations of the Company. The Senior Securities will be unsubordinated and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The Subordinated Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company, as described under "Subordinated Indenture Provisions--Subordination."

   Debt Securities may be presented for exchange and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities, the applicable Indenture and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Bearer Debt Securities and the coupons, if any, appertaining thereto will be transferable by delivery.

   Debt Securities may bear interest at a fixed rate or a floating rate. Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities, or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes, are described in the relevant Prospectus Supplement.

   Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factor. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations is set forth in the Prospectus Supplement.

   The provisions of the Indentures do not limit the ability of the Company to incur additional indebtedness and do not afford holders of the Debt Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Debt Securities.

   Global Securities. The registered Debt Securities of a series may be issued in the form of one or more fully registered global securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

   The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

   Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a beneficial interest in a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

   So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have their beneficial interests in such

Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such beneficial interests in definitive form and will not be considered the owners or holders of Debt Securities under the applicable Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or to take any action which a holder is entitled to give or to take under the applicable Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or to take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.

   Principal, premium, if any, and interest payments on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any record relating to such beneficial ownership interests.

   The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

   If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

   The Debt Securities of a series may also be issued in the form of one or more bearer global debt securities (a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and CEDEL, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

   Ranking. There are no limitations in either Indenture on the amount of indebtedness which may rank pari passu with the Debt Securities or on the amount of indebtedness that may be incurred, or capital stock that may be issued, by any of the Company's Subsidiaries; provided, that the incurrence of secured indebtedness by the Company and its Subsidiaries is subject to the limitations set forth in the "Limitations on Liens" covenant of the Senior Indenture. (Section 3.6 of the Senior Indenture)

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   Merger and Consolidation.  The Company may not consolidate with, merge into, or transfer or lease all or substantially all of its assets to, any person unless (i) that person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia,
(ii) the person, if a transferee or lessee, assumes by supplemental indenture all the Company's obligations under the Debt Securities and the applicable Indenture, (iii) immediately after the transaction, no Event of Default exists under the applicable Indenture and no circumstance exists which, after notice or lapse of time (other than any time period applicable to limitations on liens and limitations on sales and leasebacks) or both, would become an Event of Default under the applicable Indenture; and (iv) the Company has delivered to the Trustee an Opinion of Counsel stating that such consolidation, merger, transfer or lease complies with the applicable Indenture. (Section 9.1 of the Senior and Subordinated Indentures)

   Events of Default. Each Indenture provides that an Event of Default, with respect to the Debt Securities of any series outstanding under such Indenture, shall have occurred and be continuing in the event of: (a) default in the payment of any installment of interest upon any of such series of Debt Securities as and when the same shall become due and payable, and continuance of such default for a period of 30 days; (b) default in the payment of all or any part of the principal on any of such series of Debt Securities as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise; (c) failure on the part of the Company to observe or perform any other covenant or agreement relating to such series of Debt Securities (other than a covenant or warranty in respect of such Debt Securities, a default in the performance or breach of which is specifically dealt with elsewhere in the applicable Indenture) for a period of 90 days after the date on which the Company received written notice specifying such failure from the Trustee or the holders of at least 25% of the aggregate principal amount of Outstanding Debt Securities of all series affected thereby; (d) certain events of bankruptcy, insolvency or reorganization; or (e) any other Event of Default provided in the supplemental indenture under which such series of Debt Securities is issued or in the form of Debt Security for such series.

   Each Indenture provides that (i) if an Event of Default described in the foregoing clauses (a), (b), (c) or (e) (if the Event of Default under clause
(c) or (e) is with respect to less than all series of Debt Securities then Outstanding) shall have occurred and be continuing, either the applicable Trustee or the holders of not less than 25% in principal amount of the Debt Securities of all affected series (treated as one class) then Outstanding may then declare the principal of all Debt Securities of all such affected series and interest accrued thereon to be due and payable immediately; and (ii) if an Event of Default described in the foregoing clauses (c), (d) or (e) (if the Event of Default under clause (c) or (e) is with respect to all series of Debt Securities then Outstanding) shall have occurred and be continuing, either the applicable Trustee or the holders of not less than 25% in principal amount of all Debt Securities then outstanding (treated as one class) may declare the principal of all Debt Securities and interest accrued thereon to be due and payable immediately. (Section 5.1 of the Senior and Subordinated Indentures)

   Upon certain conditions the foregoing declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, or interest on, such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of all such affected series then outstanding. (Section 5.1 of the Senior and Subordinated Indentures)

   Subject to certain limitations, the holders of a majority in principal amount of the Outstanding Debt Securities (treated as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or exercising any trust or power conferred on the applicable Trustee. (Section 5.9 of the Senior and Subordinated Indentures)

   Each Indenture provides that no holder of Debt Securities may institute any action under the applicable Indenture (except actions for payment of overdue principal or interest) unless such holder previously shall have given to the applicable Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) then Outstanding shall have requested the applicable Trustee to institute such action and shall have offered the applicable Trustee reasonable indemnity, the applicable Trustee shall not have

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instituted such action within 60 days of such request and the applicable
Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (treated as one class). (Section 5.6 of the Senior and Subordinated Indentures)

   Each Indenture contains a covenant that the Company will file annually with the applicable Trustee a certificate of no default or a certificate describing any default that exists. (Section 3.5 of the Senior and Subordinated Indentures)

   Defeasance. Each Indenture provides for the defeasance of the Debt Securities and of the covenants applicable thereto under certain prescribed conditions.

   Modification of the Indenture. Each Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) in the case of Senior Securities, secure any Senior Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in the Indenture, (e) establish the forms or terms of Debt Securities of any series and (f) evidence the acceptance of appointment by a successor trustee. (Section 8.1 of the Senior and Subordinated Indentures)

   Each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of Debt Securities of all series (voting as one class) then Outstanding and affected, to add any provisions to, or change in any manner, or eliminate any of the provisions of the applicable Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that the Company and the Trustee may not, without the consent of the holder of each Outstanding Debt Security affected thereby, (a) extend the final maturity of the prinicipal of any Debt Security or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or reduce any amount payable on the redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount) or interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or alter certain provisions of the applicable Indenture relating to Debt Securities not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due, (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series, the consent of the holders of which is required for any such modification, (c) in the case of Subordinated Securities, modify any of the provisions of the Subordinated Indenture relating to the subordination of the Debt Securities issued thereunder in a manner adverse to the holders thereof or (d) modify any of the foregoing provisions except to increase the aforesaid percentage or to provide that other provisions of the applicable Indenture may not be amended or waived without the consent of the holder of each Debt Security affected thereby. (Section 8.2 of the Senior and Subordinated Indentures)

   In addition, unless otherwise specified in the applicable Prospectus Supplement, no supplement to the Subordinated Indenture may amend, modify or otherwise change the terms of any outstanding Subordinated Securities in a manner that adversely affects the rights of any holder of Senior Indebtedness under Article Thirteen of the Subordinated Indenture (described below under the caption "Subordinated Indenture Provisions--Subordination"), without the consent of such holder of Senior Indebtedness. (Section 8.2 of the Subordinated Indenture)

   The Trustees. Continental Bank, National Association is the Senior Trustee under the Senior Indenture and The Bank of New York is the Subordinated Trustee under the Subordinated Indenture. Each Trustee may from time to time provide commercial banking services to the Company in the ordinary course of its business.

SENIOR INDENTURE PROVISIONS

   The following restrictions apply to the Senior Securities unless the terms of the Offered Senior Securities provide otherwise. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Senior Indenture.

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   Certain Definitions. The terms set forth below are defined in Section 1.1 of the Senior Indenture as follows:

   "Attributable Debt" means the present value (discounted at the Composite
Rate) of the obligation of the lessee in a Sale and Leaseback Transaction for rental payments (excluding from such rental payments, however, amounts payable with respect to income and property taxes, insurance, maintenance, and other similar charges and contingent rents, such as those based on sales) during the remaining term of the lease (including any period for which such lease has been extended).

   "Composite Rate" means, at any time, the rate of interest, per annum, compounded semiannually, equal to the sum of the products obtained by multiplying (a) the respective rates of interest borne by each of the Debt Securities Outstanding under the applicable Indenture by (b) the percentage of the aggregate principal amount of all the Debt Securities then Outstanding under the applicable Indenture represented by such Debt Security. Such rates of interest shall be the rate specified on the face of each of the Debt Securities, provided that, in the case of the Debt Securities with variable rates of interest, the interest rate to be used in calculating the Composite Rate shall be the interest rate applicable to such Debt Securities at the beginning of the year in which the Composite Rate is being determined and, provided, further, that, in the case of Debt Securities which do not bear interest, the interest rate to be used in calculating the Composite Rate shall be a rate equal to the yield to maturity on such Debt Securities, calculated at the time of issuance of such Debt Securities. For the purposes of this calculation, the aggregate principal amounts of Outstanding Debt Securities that are denominated in a Foreign Currency or ECU shall be calculated in accordance with the terms of the applicable Indenture.

   "Consolidated Net Tangible Assets" means the total of all the assets appearing on the consolidated balance sheet of the Company and its Subsidiaries, less the following: (a) liabilities, (b) intangible assets, including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset on said balance sheet, and (c) appropriate adjustment on account of minority interests of other persons holding stock in any Subsidiary. Consolidated Net Tangible Assets shall be determined in accordance with generally accepted accounting principles applied on a consistent basis and shall be determined by reference to the most recent publicly available quarterly or annual, as the case may be, consolidated balance sheet of the Company.

   "Mortgage" means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

   "Principal Property" means any manufacturing plant or facility or any research facility or corporate offices owned or leased by the Company or any Subsidiary, or any interest of the Company or any Subsidiary in such property (in each case including the real estate related thereto) located within the United States of America, except any such property or interest which, in the opinion of the Company's Board of Directors, is not a principal property or interest in relation to the activities of the Company and its Subsidiaries as a whole.

   "Restricted Subsidiary" means a corporation which is a Subsidiary and which owns or leases a Principal Property.

   "Subsidiary" means any corporation more than 50% of the outstanding Voting Securities of which shall at the time be owned, directly or indirectly, by the Company that the Company actually consolidates for financial reporting purposes.

   Limitation on Liens. The Senior Securities are unsecured general obligations of the Company. The Senior Indenture, however, imposes certain restrictions on the Company's ability to secure its or another's Debt by giving Mortgages on certain types of property owned by (or leased by) the Company or any Subsidiary. Except as generally described below, neither the Company nor any Subsidiary may create, assume, incur or suffer to exist any Mortgage upon (a) any capital stock of any Restricted Subsidiary which is owned by the Company or any other Subsidiary, (b) any indebtedness of any Restricted Subsidiary owing to the Company or any other Subsidiary or (c) any Principal Property, without securing the Senior Securities equally and ratably with, or prior to, such secured Debt.

   The restrictions referred to in (a) and (b) above do not apply to any Mortgage (or certain extensions, renewals or replacements thereof) upon capital stock or indebtedness: (i) of any corporation, if such

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Mortgage existed at the time of acquisition of such stock or indebtedness;
(ii) of or owned by any corporation, if such Mortgage existed at the time such corporation became a Restricted Subsidiary; (iii) of a Restricted Subsidiary to secure the payment of all or part of the purchase price thereof or to secure any Debt incurred at any time through the 180th day after the acquisition thereof for the purpose of financing all or part of the purchase price thereof or to secure any indebtedness incurred for the purpose of financing all or part of the purchase price or the cost of construction or improvement of any property to be purchased, constructed or improved in whole or in part by or for the Company, the Restricted Subsidiary or any other Subsidiary; (iv) of a Restricted Subsidiary in favor of the United States of America or any State thereof, or any other country, or any instrumentality of any of them, arising in connection with contracts or subcontracts with any such entity, or contracts with any person relating to a prime contract or subcontract of such person with any such entity, including Mortgages to secure partial, progress, advance or other like payments pursuant to any contract on statute; (v) of a Restricted Subsidiary securing Debt of a Subsidiary owing to the Company or to one or more other Subsidiaries; (vi) of a Restricted Subsidiary existing at the date of the Senior Indenture; or
(vii) of any corporation assumed in connection with a consolidation or merger with, or an acquisition of all or substantially all of the capital stock or indebtedness of, a corporation, if any such Mortgage existed before such consolidation, merger or acquisition and did not apply to any capital stock or indebtedness owned by the Company immediately prior to such consolidation, merger or acquisition. The restriction referred to in (c) above does not apply to any Mortgage (or certain extensions, renewals or replacements thereof): (i) upon property owned or leased by any corporation, if such Mortgage existed at the time such corporation becomes a Restricted Subsidiary; (ii) upon property existing at the time of acquisition thereof or to secure the payment of all or part of the purchase price or the cost of construction or improvement thereof or to secure any Debt incurred at any time through the 180th day after the acquisition of such property for the purpose of financing all or part of the purchase price or the cost of construction or improvement thereof; (iii) on property of the Company or any Subsidiary in favor of the United States of America or any State thereof, or any other country, or any instrumentality of any of them, arising in connection with contracts or subcontracts with any such entity, or contracts with any person relating to a prime contract or subcontract of such person with any such entity, including Mortgages to secure partial, progress, advance or other like payments pursuant to any contract or statute; (iv) securing Debt of a Subsidiary owing to the Company or to one or more other Subsidiaries; (v) existing at the date of the Senior Indenture; or (vi) assumed in connection with a consolidation or merger with, or an acquisition of all or substantially all the properties of, a corporation, if any such Mortgage existed before such consolidation, merger or acquisition and did not apply to any property owned by the Company immediately before such consolidation, merger or acquisition. Notwithstanding the foregoing restrictions, the Company and any Subsidiary may, without securing the Senior Securities, create, assume or incur Mortgages that would otherwise be subject to the restrictions, provided that, after giving effect thereto, the aggregate amount of all Debt secured by such Mortgages ("Excess Secured Debt") plus all Attributable Debt of the Company and its Subsidiaries in respect of Sale and Leaseback Transactions (other than Sale and Leaseback Transactions in connection with which an amount has been or is to be applied to the retirement of Funded Debt as described under "Restrictions on Sale and Leaseback" below) would not exceed the greater of $300,000,000 or 10% of Consolidated Net Tangible Assets, and may suffer the same to exist. (Section
3.6 of the Senior Indenture)

   Restrictions on Sale and Leaseback. The Senior Indenture provides that neither the Company nor any Subsidiary may sell and lease back any Principal Property owned by the Company or any Subsidiary unless an amount equal to the Attributable Debt in respect of such transaction is applied within 120 days to the retirement of Funded Debt which is not subordinated in right of payment to the Senior Securities, provided that the amount of such required retirement shall be reduced by the principal amount of any instruments evidencing Funded Debt (which may include the Senior Securities) delivered within 120 days after such sale to the applicable trustee for retirement and cancellation, other than instruments retired by payment on maturity or pursuant to mandatory sinking fund or prepayment provisions. Notwithstanding the foregoing limitations, the Company and any Subsidiary may, without applying any funds to the retirement of Funded Debt, enter into a Sale and Leaseback Transaction, provided that, after giving effect thereto, the aggregate amount of all Attributable Debt of the Company and its Subsidiaries in respect of

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Sale and Leaseback Transactions (other than Sale and Leaseback Transactions in connection with which an amount has been or is to be applied to the retirement of Funded Debt) plus Excess Secured Debt would not exceed the greater of $300,000,000 or 10% of Consolidated Net Tangible Assets. (Section
3.7 of the Senior Indenture)

SUBORDINATED INDENTURE PROVISIONS

   Subordination. The Subordinated Securities will be subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. "Senior Indebtedness" means the principal of (and premium, if any) and interest (including, without limitation, any post-petition interest) on any indebtedness, whether outstanding at the date of the Subordinated Indenture or thereafter created or incurred, which is for (a) money borrowed by the Company, including, without limitation, the Company's (i) five year $1.2 billion revolving credit facility, (ii) 364-day $500 million revolving credit facility, (iii) 9 1/8 % Senior Debentures due 2022, (iv) 8 3/8 % Senior Debentures due 2023, (v) 7% Senior Debentures due 2023 and (vi) commercial paper borrowings, (b) obligations of the Company evidencing the purchase price for acquisitions by the Company or a subsidiary other than in the ordinary course of business, (c) money borrowed by others and assumed or guaranteed by the Company, (d) capitalized lease obligations of the Company,
(e) obligations under performance guarantees, support agreements and other agreements in the nature thereof and (f) renewals, extensions, refundings, amendments and modifications of any indebtedness, of the kind described in the foregoing clauses (a), (b), (c), (d) and (e) or of the instruments creating or evidencing such indebtedness, unless, in each case, by the terms of the instrument creating or evidencing such indebtedness or such renewal, extension, refunding, amendment and modification, it is provided that such indebtedness is not senior in right of payment to the Securities.

   In the event of any distribution of assets of the Company upon its dissolution, winding up, liquidation or reorganization, the holders of Senior Indebtedness shall first be paid in full in respect of principal, premium (if any) and interest before any such payments are made on account of the Subordinated Securities. In addition, in the event that (a) the Subordinated Securities are declared due and payable because of an Event of Default (other than under the circumstances described in the preceding sentence) or (b) any default by the Company has occurred and is continuing in the payment of principal, premium (if any), sinking funds or interest on any Senior Indebtedness, then no payment shall be made on account of such Subordinated Securities until all such payments due in respect of such Senior Indebtedness has been paid in full; provided, however, that if the maturity of such Senior Indebtedness shall not have been accelerated within a period of 180 days after the date on which the holders of such Senior Indebtedness (or such trustee) shall have first obtained written notice of such an event of default from the Company, and subject to the preceding sentence, any such payment in respect of the Subordinated Securities which shall have become, or shall become, due and payable otherwise than by reason of acceleration of the maturity of the Subordinated Securities following an Event of Default under the Subordinated Indenture may be made so long as the maturity of such Senior Indebtedness shall not have been accelerated. Failure to pay principal (and premium, if any) or interest on the Subordinated Securities pursuant to the prohibitions of Article Thirteen of the Subordinated Indenture shall nevertheless constitute an Event of Default thereunder if not paid within the periods specified therein.

   The Company is a party to two Revolving Credit Loan Agreements which provide for the making of revolving credit loans to the Company of $1.2 billion and $500 million, respectively, and other agreements (relating to Senior Indebtedness of the Company or its subsidiaries) that contain provisions that could, indirectly, limit the payment of principal of, premium (if any) and interest on the Subordinated Securities in the event the Company should no longer satisfy certain financial tests set forth in such loan or other agreements.

   If this Prospectus is being delivered in connection with the offering of a series of Subordinated Securities, the applicable Prospectus Supplement or the information incorporated by reference therein will set forth the approximate amount of Senior Indebtedness outstanding as of a recent date.

   Conversion and Exchange. If the Subordinated Securities will be convertible into or exchangeable for Common Stock or other Securities, the Prospectus Supplement relating thereto will set forth the terms and conditions of such conversion or exchange, including the conversion price or exchange ratio (or the

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method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or the Company, the events requiring an adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of such Subordinated Securities. Such terms may also include provisions under which the number of shares of Common Stock or the number of other Securities to be received by the holders of such Subordinated Securities upon such conversion or exchange would be calculated according to the market price of the Common Stock or such other Securities as of a time stated in such Prospectus Supplement.

DESCRIPTION OF DEBT WARRANTS

   The Company may issue Debt Warrants to purchase Debt Securities ("Underlying Debt Securities"). Debt Warrants may be issued, either separately or together with other Offered Securities, and will be issued under a warrant agreement (each a "Debt Warrant Agreement") to be entered into between the Company and the bank or trust company specified in the applicable Prospectus Supplement ("Debt Warrant Agent"). Each Trustee is expected to serve as Debt Warrant Agent with respect to any Debt Warrants to purchase Underlying Debt Securities issued under its Indenture. The form of the Debt Warrant Agreement has been filed with the SEC as an exhibit to the Registration Statements. The following summary of the Debt Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Debt Warrant Agreement, including the definitions of certain terms therein.

   General. Reference is made to the Prospectus Supplement for the specific terms of the Debt Warrants in respect of which this Prospectus and the Prospectus Supplement are being delivered ("Offered Debt Warrants"), including the following:

       (1) The title and aggregate number of such Offered Debt Warrants;

       (2) The offering price of such Offered Debt Warrants;

       (3) The title, aggregate principal amount and terms of the Underlying Debt Securities that may be purchased upon exercise of such Offered Debt Warrants (as specified under "Description of Debt Securities");

       (4) The principal amount of Underlying Debt Securities that may be purchased upon exercise of each such Offered Debt Warrant, and the price, or the manner of determining the price, at which such principal amount may be purchased upon such exercise;

       (5) The time or times at which, or period or periods during which, such Offered Debt Warrants may be exercised and the expiration date of such Offered Debt Warrants;

       (6) The terms of any right of the Company to redeem such Offered Debt Warrants;

       (7) Whether such Offered Debt Warrants are to be issued with (a) any Offered Debt Securities and, if so, the title, aggregate principal amount and terms of such Offered Debt Securities (as specified under "Description of Debt Securities") and the number of such Offered Debt Warrants issued with each $1,000 principal amount of such Offered Debt Securities (or such other principal amount as may be established) or (b) any other Offered Securities and, if so, the number and terms thereof;

       (8) The date, if any, on and after which such Offered Debt Warrants and such Offered Debt Securities or other Offered Securities will be separately transferable; and

       (9) A discussion of the federal income tax considerations applicable to such Offered Debt Warrants and Underlying Debt Securities.

   Certificates representing Debt Warrants ("Debt Warrant Certificates") may be issued in registered or bearer form, or both, as set forth in the applicable Prospectus Supplement, and will be exchangeable for new Debt Warrant Certificates of different denominations. No service charge will be made for any permitted transfer or exchange of Debt Warrant Certificates, but the Company may require payment of

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any tax or other governmental charge payable in connection therewith. Debt
Warrants may be exercised at the corporate trust office of the Debt Warrant Agent or any other office indicated in the Prospectus Supplement.

   Exercise of Debt Warrants. Each Offered Debt Warrant will entitle the holder thereof to purchase such amount of Underlying Debt Securities at the exercise price set forth in, or calculable from, the Prospectus Supplement relating to such Offered Debt Warrants. After the close of business on the applicable expiration date, unexercised Offered Debt Warrants will become void.

   Offered Debt Warrants may be exercised by payment to the Debt Warrant Agent of the applicable exercise price and by delivery to the Debt Warrant Agent of the information specified on the Debt Warrant Certificate. Offered Debt Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt by the Debt Warrant Agent, within five business days thereafter, of the Debt Warrant Certificate or Certificates evidencing such Offered Debt Warrants. Upon receipt of such payment and the properly completed Debt Warrant Certificates at the corporate trust office of the Debt Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, deliver the amount of Underlying Debt Securities purchased upon such exercise. If fewer than all of the Offered Debt Warrants represented by any Debt Warrant Certificate are exercised, a New Debt Warrant Certificate will be issued for the unexercised Offered Debt Warrants. The holder of a Debt Warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of Underlying Debt Securities purchased upon such exercise.

   Modifications. The Debt Warrant Agreement and the terms of the Offered Debt Warrants may be amended by the Company and the Debt Warrant Agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that the Company deems necessary or desirable and that will not materially and adversely affect the interests of the holders of the Offered Debt Warrants.

   The Company and the Debt Warrant Agent also may modify or amend the Debt Warrant Agreement and the terms of the Offered Debt Warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised Debt Warrants affected thereby; provided that no such modification or amendment that accelerates the expiration date, increases the exercise price, reduces the number of outstanding Debt Warrants the consent of the holders of which is required for modification or amendment of the Debt Warrant Agreement or the terms of the Debt Warrants, or otherwise materially and adversely affects the rights of the holders of the Debt Warrants, may be made without the consent of each holder affected thereby.

   Debt Warrant Adjustments. The terms and conditions on which the exercise price of and/or the number of shares of Common Stock or other Securities covered by an Offered Debt Warrant are subject to adjustment will be set forth in the Debt Warrant Agreement and the related Prospectus Supplement. Such terms will include provisions for adjusting the exercise price and/or the number of shares of Common Stock or other Securities covered by such Offered Debt Warrant; the events requiring such adjustment; the events upon which the Company may, in lieu of making such adjustment, make proper provision so that the holder of such Offered Debt Warrant, upon exercise thereof, would be treated as if such holder had exercised such Offered Debt Warrant prior to the occurrence of such events; and provisions affecting exercise in the event of certain events affecting the Common Stock or other Securities.

   No Rights as Holders of Underlying Debt Securities. Holders of Debt Warrants are not entitled, by virtue of being such holders, to payments of principal of (or premium, if any, on) or interest, if any, on the related Underlying Debt Securities or to exercise any other rights whatsoever as holders of Underlying Debt Securities.

DESCRIPTION OF EQUITY SECURITIES

RIGHTS APPLICABLE TO PREFERRED AND COMMON STOCKHOLDERS

   The following description of the capital stock of the Company is a summary of certain provisions of the Company's Restated Certificate of Incorporation. The authorized capital stock of the Company consists of 2,000,000 shares of Preferred Stock, par value $1.00 per share, and 150,000,000 shares of Common Stock, par value $0.25 per share.

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   Dividend Rights; Share Purchases.  New York law provides that (1) a corporation may pay dividends on its outstanding shares in cash or property (except when the corporation is insolvent or when such payment would render the corporation insolvent) or in its own shares; (2) dividends payable in cash or property may be paid to the extent of the corporation's earned surplus or, subject to certain conditions, to the extent of its capital surplus; and (3) a corporation may purchase its shares to the extent of earned surplus or otherwise for specified purposes (such as eliminating fractional share interests), except when the corporation is insolvent or when such purchase would render the corporation insolvent. New York law does not restrict the repurchase of shares when there is an arrearage in the payment of dividends or sinking fund installments.

   After all preferential dividend rights of any outstanding shares of Preferred Stock have been satisfied, the holders of the Common Stock are entitled to receive dividends, when, as and if declared by the Company's Board of Directors.

   The Company is a party to two Revolving Credit Loan Agreements which provide for the making of revolving credit loans to the Company of $1.2 billion and $500 million, respectively, and other agreements (relating to senior indebtedness of the Company or its subsidiaries) that contain provisions that could, indirectly, limit the payment of dividends on the Common Stock in the event the Company should no longer satisfy certain financial tests set forth in such loan or other agreements.

   Liquidation Rights. In the event of the liquidation, dissolution or winding up of the Company (whether voluntary or involuntary), the holders of any outstanding Preferred Stock will be entitled to be paid in full the amount set forth in the Certificate of Designations therefor, plus all accrued and unpaid dividends before any amount may be paid to the holders of any other class of stock; and, after such payments, any remaining assets of the Company will be distributed pro rata to the holders of the Common Stock.

   Voting Rights; Approval of Certain Matters; Shareholder Action. The Common Stock has one vote per share on all matters submitted to shareholders. The Common Stock does not have cumulative voting rights and generally votes together as a single class and acts by a majority of the votes cast at a meeting of shareholders (however, see "Election and Removal of Directors; Filling of Vacancies" below). The voting rights of each series of Preferred Stock, if issued, will be set forth in the Certificate of Designations relating to such series and in the related Prospectus Supplement.

   The New York Business Corporation Law ("BCL") requires the affirmative vote of at least two-thirds of the voting power of the outstanding shares entitled to vote thereon to approve mergers or consolidations in which the Company would be merged or consolidated or the sale of all or substantially all the assets of the Company. New York law provides that mergers, consolidations and amendments of the Restated Certificate of Incorporation must also be approved by a majority of each class of outstanding shares, voting separately as a class, if the merger, consolidation or amendment would
(1) eliminate or limit the voting rights of the class, (2) subordinate the rights of the class or (3) change such shares or result in their conversion or in the modification of the terms on which they may be converted, but only if any such actions would adversely affect the holders thereof. Other amendments of the Restated Certificate of Incorporation require the affirmative vote of a majority of the voting power of the outstanding shares.

   In addition, Section 912 of the BCL provides that no "resident domestic corporation" (or any subsidiary) shall engage in a "business combination" with any "interested shareholder" (generally, a beneficial owner of 20% or more of the outstanding voting stock) unless (1) the business combination or the purchase of stock by the interested shareholder is approved by the board of directors prior to such shareholder's "stock acquisition date", (2) the business combination is approved by a majority of the voting power of the corporation's outstanding stock (excluding any stock owned by the interested shareholder) at a meeting called no earlier than five years after the stock acquisition date or (3) the consideration paid to shareholders in the business combination (which may not occur until the expiration of five years from the stock acquisition date) is at least equal to the highest of certain specified amounts. As defined, a "resident domestic corporation" is a corporation incorporated in New York that either has its principal executive offices and significant business operations in New York, or that, alone or in combination with one or more subsidiaries of which it owns 80% or more of the voting stock, has at least

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250 employees or 25% of the total number of employees of itself and such subsidiaries employed within New York, and that has 10% of its voting stock beneficially owned by residents of New York; a "business combination" includes a merger or consolidation, a sale of assets representing 10% or more of the corporation's consolidated earning power or market value, the issuance of stock amounting to 5% or more of the corporation's outstanding stock and a liquidation proposal made by the interested shareholder; and the "stock acquisition date" is the date on which a shareholder first becomes an interested shareholder.

   Pursuant to the BCL, (1) the Company's By-laws do not permit shareholders to call special meetings unless there is a failure to hold an annual meeting or elect directors for specified periods of time and (2) an action requiring shareholder approval may be taken without a meeting only by the written consent of the holders of all outstanding shares entitled to vote thereon.

   Election and Removal of Directors; Filling of Vacancies. The Restated Certificate of Incorporation provides for (1) three classes of directors, each class consisting of approximately one-third of the total number of directorships and serving for a term of three years, and (2) the election of directors by a plurality vote of the shares voting at the annual meeting of shareholders. The Restated Certificate of Incorporation provides that a director may be removed for cause by the directors or by the affirmative vote of at least 80% of the voting power of all of the then-outstanding shares of stock eligible to vote, voting together as a single class.

   A vacancy on the Company's Board of Directors resulting from an increase in the size of such Board may be filled by the directors holding a majority of the directorships prior to such increase; other vacancies may be filled by a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. A director so elected may only serve until the next annual meeting of shareholders, at which time he is subject to election by the shareholders.

   Preemptive Rights. Holders of Common Stock do not (and holders of Preferred Stock, if issued, will not) have preemptive rights.

DESCRIPTION OF PREFERRED STOCK

   Under its Restated Certificate of Incorporation, the Company is authorized to issue, in one or more series, up to 2,000,000 shares of its Preferred Stock, with such rights, preferences, privileges and restrictions, including dividend rights and rates, conversion rights, voting rights, redemption rights and terms and liquidation preferences, as the Company's Board of Directors or a duly authorized committee thereof may determine, all without action by the Company's shareholders. At the date of this Prospectus, the Company had no outstanding shares of Preferred Stock.

   The Company may issue shares of its Preferred Stock, either separately or together with other Offered Securities. The description below sets forth certain general terms and provisions of the Preferred Stock covered by this Prospectus. The specific terms of the Preferred Stock in respect of which this Prospectus and the Prospectus Supplement are being delivered ("Offered Preferred Stock") will be described in the Prospectus Supplement relating to such Offered Preferred Stock and may differ from the terms set forth below. The following summary of certain provisions of the Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Restated Certificate of Incorporation and the Certificate of Designations relating to the Offered Preferred Stock.

   General. The Offered Preferred Stock will, when issued, be fully paid and nonassessable, and the holders of Offered Preferred Stock will have no preemptive rights. Unless otherwise specified in the Prospectus Supplement relating to the Offered Preferred Stock, each series of Preferred Stock will rank on a parity as to dividends, upon liquidation and in all other respects with all other Preferred Stock and will have the dividend, liquidation, redemption, conversion, exchange, voting and other rights and terms set forth below.

   Reference is made to the Prospectus Supplement relating to the Offered Preferred Stock for specific terms, including:

       (1) The title and number of shares of such Offered Preferred Stock;

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       (2) The offering price per share of such Offered Preferred Stock;

       (3) The dividend rate, periods and payment dates, or the method of calculation thereof, applicable to such Offered Preferred Stock;

       (4) The date from which dividends on such Offered Preferred Stock will accumulate, if applicable;

       (5) The liquidation preference of such Offered Preferred Stock;

       (6) The voting rights of such Offered Preferred Stock;

       (7) Procedures for the auction and remarketing, if any, of such Offered Preferred Stock;

       (8) Provisions for a sinking fund, if any, for such Offered Preferred Stock;

       (9) Provisions for redemption, if any, of such Offered Preferred
    Stock;

       (10) Whether such Offered Preferred Stock will be convertible into or exchangeable for shares of Common Stock or other Securities and, if so, the terms and conditions upon which such Offered Preferred Stock will be so convertible or exchangeable, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

       (11) Any other specific terms, preferences or rights of, or limitations or restrictions on, such Offered Preferred Stock;

       (12) Whether such Offered Preferred Stock will be listed on any securities exchange;

       (13) Whether such Offered Preferred Stock is to be issued with any other Offered Securities and, if so, the amount and terms thereof; and

       (14) A discussion of the federal income tax considerations applicable to such Offered Preferred Stock.

Subject to the terms of the Offered Preferred Stock, the remaining authorized shares of Preferred Stock may be issued by the Company in one or more series at any time and from time to time.

   As used herein, (1) the term "Pari Passu Preferred" means the Offered Preferred Stock and any shares of stock issued by the Company ranking on a parity with the Offered Preferred Stock as to payment of dividends and distribution of assets and (2) the term "Junior Stock" means the Common Stock and any other stock issued by the Company ranking junior to the Pari Passu Preferred.

   Dividends. Holders of the Offered Preferred Stock will be entitled to receive cash dividends, when, as and if declared by the Board of Directors of the Company, out of assets of the Company legally available for payment, at such rate and on such dates as will be set forth in the applicable Prospectus Supplement. Each dividend will be payable to holders of record as they appear on the stock books of the Company on the record dates fixed by the Board of Directors of the Company. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement.

   Dividends in full may be paid (or declared and set apart) on any series of Pari Passu Preferred for any dividend period if, but only if, (a) there are no arrearages in dividends for any past dividend periods on any series of Pari Passu Preferred that has cumulative dividend rights and (b) dividends in full for the current dividend period have been paid (or declared and set apart) on all Pari Passu Preferred. Dividends may be paid (or declared and set apart) on any series of Pari Passu Preferred (in a case when dividends are not paid (or declared and set apart) in full on all Pari Passu Preferred) if, but only if, such dividends are shared ratably by the holders of all series of Pari Passu Preferred in proportion to the respective arrearages and undeclared and unpaid current cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments that may be in arrears.

   If, for any dividend period or periods, dividends on any Pari Passu Preferred have not been paid (or declared and set apart), the Company may not declare any dividends or make any distributions on Junior Stock (except a dividend payable in Junior Stock or in options, rights or warrants to purchase or acquire Junior Stock), or make any payment on account of the purchase, redemption or other retirement of Junior Stock (except out of the proceeds of the sale of Junior Stock).

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   Conversion and Exchange.  If the Offered Preferred Stock will be convertible into or exchangeable for Common Stock or other Securities, the Prospectus Supplement relating thereto will set forth the terms and conditions of such conversion or exchange, including the conversion price or exchange ratio (or the method of calculating the same), the conversion or exchange period (or the method of determining the same), whether conversion or exchange will be mandatory or at the option of the holder or the Company, the events requiring an adjustment of the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of such Offered Preferred Stock. Such terms may also include provisions under which the number of shares of Common Stock or the number of other Securities to be received by the holders of such Offered Preferred Stock upon such conversion or exchange would be calculated according to the market price of the Common Stock or such other Securities as of a time stated in such Prospectus Supplement.

   Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Pari Passu Preferred will be entitled to receive, out of assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of any Junior Stock, a liquidating distribution in the amount set forth in the applicable Prospectus Supplement plus all accrued and unpaid dividends. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Pari Passu Preferred are not paid in full, the holders of Pari Passu Preferred will share ratably in the distribution of any assets of the Company, in proportion to the full respective preferential amounts and accrued but unpaid dividends to which they are entitled. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Pari Passu Preferred will not be entitled to any further participation in any distribution of assets by the Company. A consolidation or merger of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Company will not be deemed for this purpose to be a liquidation, dissolution or winding up of the Company.

   Redemption. If so provided in the applicable Prospectus Supplement, the Offered Preferred Stock will be redeemable in whole or in part at the option of the Company, at the times and at the redemption prices set forth in the applicable Prospectus Supplement.

   If dividends on any series of Pari Passu Preferred have not been paid in full (or declared and set apart), no shares of Pari Passu Preferred of any series may be redeemed, in whole or in part, unless all shares of Pari Passu Preferred of all series are simultaneously redeemed, and the Company may not purchase or acquire any shares of Pari Passu Preferred otherwise than pursuant to a tender or exchange offer made on the same terms to all holders of Pari Passu Preferred, without in either case the consent of the holders of at least two-thirds of all shares of Pari Passu Preferred of all series voting together as a single class without regard to series; provided, that to meet its purchase or sinking fund obligations with respect to any series of Pari Passu Preferred, the Company may apply shares of such Pari Passu Preferred then held as treasury stock.

   Voting Rights. Except as indicated below or in the applicable Prospectus Supplement, or except as expressly required by applicable law, the holders of Preferred Stock will not be entitled to vote. If the equivalent of six quarterly dividends on the Offered Preferred Stock or any series of Pari Passu Preferred that has comparable voting rights is in default (whether or not such dividends have been declared or such defaulted dividends are consecutive), the number of directors of the Company will be increased by two and the holders of all outstanding series of such Pari Passu Preferred (whether or not dividends thereon are in default), voting as a single class without regard to series, will be entitled to elect such additional directors until all dividends in default have been paid (or declared and set apart). The holders of such Pari Passu Preferred may exercise such special class voting rights at meetings of the Company's shareholders for the election of directors or, under certain circumstances, at special meetings for the purpose of electing such directors, in either case so long as the holders of not less than one-third of the aggregate number of outstanding shares of such Pari Passu Preferred are present in person or by proxy.

   The affirmative vote of the holders of at least two-thirds of the outstanding Pari Passu Preferred, voting as a single class without regard to series, will be required (1) for any amendment of the Restated

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Certificate of Incorporation that will adversely affect the preferences, rights or voting powers of the Pari Passu Preferred, provided that, in any case in which one or more, but not all, series of Pari Passu Preferred then outstanding would be so affected as to their preferences, rights or voting powers, only the consent of the holders of at least two-thirds of the shares of each series that would be so affected, voting separately as a class, shall be required or (2) to issue any series of Preferred Stock or other class of stock that has preference as to dividends or distribution of assets over any outstanding Pari Passu Preferred.

DESCRIPTION OF DEPOSITARY SHARES

   The Company may offer Depositary Shares representing interests in shares of its Preferred Stock of one or more series. The Depositary Shares may be issued, either separately or together with other Offered Securities, and will be issued under a Deposit Agreement (each a "Deposit Agreement") to be entered into between the Company and the bank or trust company specified in the applicable Prospectus Supplement ("Preferred Stock Depositary"). The form of the Deposit Agreement has been filed with the SEC as an exhibit to the Registration Statements. The following summary of certain provisions of the Depositary Shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Deposit Agreement and the Depositary Receipts referred to below, including the definitions of certain terms therein.

   The Prospectus Supplement relating to an offering of Depositary Shares will describe the specific terms of the Depositary Shares offered thereby ("Offered Depositary Shares"), including the terms of the series of Preferred Stock deposited by the Company under the Deposit Agreement, the number of Offered Depositary Shares, the fraction of one share of such Preferred Stock represented by one Offered Depositary Share, the initial offering price and a discussion of the federal income tax considerations applicable to such Offered Depositary Shares, as well as, if applicable, information on any other Offered Securities with which such Offered Depositary Shares will be sold. If so indicated in the Prospectus Supplement, the terms of the Offered Depositary Shares may differ from the terms set forth below.

   General. The Company will provide for the issuance by the Preferred Stock Depositary to the public of receipts ("Depositary Receipts") for the Depositary Shares, each of which will represent a fractional interest (to be specified in the applicable Prospectus Supplement) in one share of the related Preferred Stock, as described below.

   The shares of any series of Preferred Stock represented by the Depositary Shares will be deposited by the Company under the Deposit Agreement. The Prospectus Supplement will set forth the name and address of the Preferred Stock Depositary. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fractional interest in a share of such series of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented by such Depositary Share (including dividend, voting and liquidation rights and any redemption, conversion or exchange rights).

   Dividends and Other Distributions. The Preferred Stock Depositary will distribute all cash dividends and other cash distributions received in respect of the related series of Preferred Stock to the record holders of the Depositary Shares in proportion to the number of such Depositary Shares owned by such holders on the relevant record date. The Preferred Stock Depositary will distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributed shall be added to and treated as part of the next sum, if any, received by the Preferred Stock Depositary for distribution to record holders of Depositary Shares.

   In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares entitled thereto, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

   In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each Depositary Share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of Preferred Stock, as set forth in the Prospectus Supplement.

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   The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the related series of Preferred Stock will be made available to holders of Depositary Shares.

   Withdrawal of Preferred Stock. Upon surrender of Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related shares of Preferred Stock have previously been called for redemption), the holder of the Depositary Shares evidenced thereby will be entitled to receive at such office, to or upon such holder's order, the number of whole shares of the related series of Preferred Stock and any money or other property represented by such Depositary Shares. However, shares of Preferred Stock so withdrawn may not be redeposited. If the holder requests withdrawal of less than all the shares of Preferred Stock to which such holder is entitled, or if such holder would otherwise be entitled to a fractional share of Preferred Stock, the Preferred Stock Depositary will deliver to such holder a new Depositary Receipt evidencing such balance or fractional share.

   Redemption of Depositary Shares Whenever the Company redeems Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the Preferred Stock so redeemed; provided that the Company has paid in full to the Preferred Stock Depositary the redemption price of such Preferred Stock plus accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share and accrued and unpaid dividends payable with respect to such Preferred Stock. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata or by another equitable method, in each case as may be determined by the Company.

   After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding, and all rights of the holders of the Depositary Shares so called for redemption will cease, except the right to receive the moneys payable upon such redemption and any money or other property to which the holders of such Depositary Shares were entitled upon such redemption and surrender to the Preferred Stock Depositary of the Depositary Receipts evidencing such Depositary Shares.

   Conversion and Exchange. The Depositary Shares, as such, are not convertible into or exchangeable for Common Stock or other Securities. Nevertheless, if the Preferred Stock represented by the Depositary Shares is convertible into or exchangeable for Common Stock or other Securities, the Depositary Receipts may be surrendered by the holder thereof to the Preferred Stock Depositary with written instructions to convert or exchange such Preferred Stock into whole shares of Common Stock or other Securities, as specified in the related Prospectus Supplement. The Company, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange thereof and will deliver to the holder such whole shares of Common Stock or such whole number of other Securities (and cash in lieu of any fractional share or Security). In the case of a partial conversion or exchange, the holder will receive a new Depositary Receipt evidencing the unconverted or unexchanged balance.

   Voting the Preferred Stock. Upon receipt of notice of any meeting at which holders of one or more series of Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the holders of the Depositary Shares relating to such Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for such meeting) will be entitled to instruct the Preferred Stock Depositary as to the manner in which to vote the number of shares of Preferred Stock represented by such Depositary Shares. The Company will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary to enable the Preferred Stock Depositary to vote in accordance with each holder's instructions. The Preferred Stock Depositary will abstain from voting Preferred Stock to the extent it does not receive instructions from the holders of Depositary Shares representing such Preferred Stock.

   Amendment and Termination of the Deposit Agreement. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, no amendment that

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materially and adversely alters the rights of the holders of Depositary
Shares will be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding; provided that any amendment that prejudices any substantial right of the holders of Depositary Shares will not become effective until the expiration of 90 days after notice of such amendment has been given to such holders. A holder that continues to hold one or more Depositary Receipts at the expiration of such 90-day period will be deemed to consent to, and will be bound by, such amendment. No amendment may impair the right of any holder to surrender such holder's Depositary Receipt and receive the related Preferred Stock, as discussed above under "Withdrawal of Preferred Stock".

   The Deposit Agreement may be terminated by the Company at any time upon not less than 60 days' prior written notice to the Preferred Stock Depositary. In any such case, the Preferred Stock Depositary will deliver to each holder of Depositary Shares, upon surrender of the related Depositary Receipts, the number of whole shares of the related series of Preferred Stock to which such holder is entitled, together with cash in lieu of any fractional share. The Deposit Agreement will terminate automatically after all the related Preferred Stock has been redeemed, withdrawn, converted or exchanged or there has been a final distribution in respect of the Preferred Stock represented by such Depositary Shares in connection with any liquidation, dissolution or winding up of the Company.

   Charges of Preferred Stock Depositary. Except as provided in the Prospectus Supplement, the Company will pay the fees and expenses of the Preferred Stock Depositary, and holders of Depositary Receipts will be required to pay any tax or other governmental charge that may be imposed in connection with the transfer, exercise, surrender or split-up of Depositary Receipts.

   Miscellaneous. The Preferred Stock Depositary will forward to the holders of Depositary Shares all reports and communications from the Company that are delivered to the Preferred Stock Depositary and that the Company is required to furnish to the holders of the relevant series of Preferred Stock.

   Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performance in good faith of their respective duties thereunder, and neither entity will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or related shares of Preferred Stock unless satisfactory indemnity is furnished.

   Resignation and Removal of Preferred Stock Depositary. The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary. Such successor Preferred Stock Depositary must be appointed within 60 days after delivery of a notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF EQUITY WARRANTS

   The Company may issue Warrants to purchase Common Stock and/or Preferred Stock. Equity Warrants may be issued, either separately or together with other Offered Securities, and will be issued under a Warrant Agreement (each an "Equity Warrant Agreement") to be entered into between the Company and the bank or trust company specified in the applicable Prospectus Supplement ("Equity Warrant Agent"). The form of Equity Warrant Agreement has been filed with the SEC as an exhibit to the Registration Statements. The following summary of the Equity Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Equity Warrant Agreement, including the definitions of certain terms therein.

   General. Reference is made to the Prospectus Supplement for the specific terms of the Equity Warrants in respect of which this Prospectus and the Prospectus Supplement are being delivered ("Offered Common Warrants"), including the following:

       (1) The title and aggregate number of such Offered Equity Warrants;

       (2) The offering price of such Offered Equity Warrants;

       (3) The number of shares of Common Stock and/or Preferred Stock that may be purchased upon exercise of each such Offered Equity Warrant; the price, or the manner of determining the price, at which such shares may be purchased upon such exercise; if other than cash, the property and manner in which the exercise price may be paid; and any minimum number of such Offered Equity Warrants that are exercisable at any one time;

       (4) The time or times at which, or period or periods during which, such Offered Equity Warrants may be exercised and the expiration date of such Offered Equity Warrants;

       (5) The terms of any right of the Company to redeem such Offered Equity Warrants;

       (6) Whether such Offered Equity Warrants are to be issued with any other Offered Securities and, if so, the amount and terms thereof;

       (7) The date, if any, on and after which such Offered Equity Warrants and such other Offered Securities will be separately transferable;

       (8) The terms of any right of the Company to accelerate the exercise of such Offered Equity Warrants upon the occurrence of certain events; and

       (9) A discussion of the federal income tax considerations applicable to such Offered Equity Warrants and Common Stock and Preferred Stock.

   Certificates representing Equity Warrants ("Equity Warrant Certificates") may be issued in registered or bearer form, or both, as set forth in the applicable Prospectus Supplement, and will be exchangeable for new Equity Warrant Certificates of different denominations. No service charge will be made for any permitted transfer or exchange of Equity Warrant Certificates, but the Company may require payment of any tax or other governmental charge payable in connection therewith. Equity Warrants may be exercised at the corporate trust office of the Equity Warrant Agent or any other office indicated in the applicable Prospectus Supplement.

   Exercise of Equity Warrants. Each Offered Equity Warrant will entitle the holder thereof to purchase such number of shares of Common Stock or Preferred Stock at the exercise price set forth in, or calculable from, the Prospectus Supplement relating to the Offered Equity Warrants. After the close of business on the applicable expiration date, unexercised Equity Warrants will become void.

   Offered Equity Warrants may be exercised by payment to the Equity Warrant Agent of the applicable exercise price and by delivery to the Equity Warrant Agent of the information specified on the Equity Warrant Certificate. Offered Equity Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt by the Equity Warrant Agent, within five business days thereafter, of the Equity Warrant Certificate or Certificates evidencing such Offered Equity Warrants. Upon receipt of such payment and the properly completed Equity Warrant Certificates at the corporate trust office of the Equity Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, deliver the shares of Common Stock or Preferred Stock, as applicable, purchased upon such exercise. If fewer than all of the Offered Equity Warrants represented by any Equity Warrant Certificate are exercised, a new Equity Warrant Certificate will be issued for the unexercised Offered Equity Warrants. The holder of an Equity Warrant will be required to pay any tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of Common Stock or Preferred Stock purchased upon such exercise.

   Modifications. The Equity Warrant Agreement and the terms of the Equity Warrants may be amended by the Company and the Equity Warrant Agent, without the consent of any holder, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained therein, or in any other manner that the Company deems necessary or desirable and that will not materially and adversely affect the interests of the holders of the Offered Equity Warrants.

   The Company and the Equity Warrant Agent also may modify or amend the Equity Warrant Agreement and the terms of the Offered Equity Warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised Equity Warrants affected thereby; provided that no such modification or amendment that accelerates the expiration date, increases the exercise price, reduces the number of outstanding Equity Warrants the consent of the holders of which is required for modification or amendment of the Equity Warrant Agreement or the terms of the Equity Warrants, or otherwise materially and adversely affects the rights of the holders of the Equity Warrants may be made, without the consent of each holder affected thereby.

   Equity Warrant Adjustments. The terms and conditions on which the exercise price of and/or the number of shares of Common Stock and/or Preferred Stock covered by an Offered Equity Warrant are subject to adjustment will be set forth in the Equity Warrant Agreement and the related Prospectus Supplement. Such terms will include provisions for adjusting the exercise price and/or the number of shares of Common Stock and/or Preferred Stock covered by such Offered Equity Warrant; the events requiring such adjustment; the events upon which the Company may, in lieu of making such adjustment, make proper provision so that the holder of such Offered Equity Warrant, upon exercise thereof, would be treated as if such holder had exercised such Offered Equity Warrant prior to the occurrence of such events; and provisions affecting exercise in the event of certain events affecting the Common Stock or Preferred Stock.

   No Rights as Shareholders. Holders of Equity Warrants are not entitled, by virtue of being such holders, to vote, consent or receive notice as shareholders of the Company in respect of any meeting of shareholders for the election of directors of the Company or any other matter, or exercise any other rights whatsoever as shareholders of the Company.

                             PLAN OF DISTRIBUTION

   The Company may sell the Securities being offered hereby in four ways: (i) through underwriters, (ii) through dealers, (iii) directly to purchasers and
(iv) through agents.

   The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of the sale, or at prices related to such prevailing market prices or at negotiated prices. The Prospectus Supplement will describe the method of distribution of the Offered Securities.

   If any underwriters are utilized in the sale of Securities, the Company will enter into an underwriting agreement with such underwriters at the time of such sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

   If a dealer is utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

   Offers to purchase Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

   In connection with the sale of the Securities, underwriters or agents may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distribution of the Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

   If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the relevant Offered Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

   Lehman Brothers Inc. may participate as an underwriter in one or more offerings of the Securities. Merchant banking partnerships affiliated with Lehman Brothers Holdings Inc. (the "Lehman Partnerships") own 6,314,960 shares of the Company's Common Stock, representing approximately 7.6% of the Company's Common Stock outstanding as of May 1, 1994. The Lehman Partnerships also own 731.85 shares of Series S Preferred Stock of Loral Aerospace Holdings, Inc. ("LAH"), the Company's wholly-owned subsidiary, which represent an indirect 18.3% beneficial interest in the equity of Space Systems/Loral, Inc. ("SS/L"), LAH's 51%-owned affiliate. If the Lehman Partnerships continue to hold Series S Preferred Stock after January 1, 1998, or after a change in control of Loral, they will have the right to request that the Company purchase their Series S Preferred Stock at an appraised fair market value ("Appraised Value"). In such event, the Company may elect to purchase such Series S Preferred Stock at Appraised Value or, if the Company elects not to purchase the stock, the Lehman Partnerships may require the combined interests of the Company and the Lehman Partnerships in SS/L to be sold to a third party. The Lehman Partnerships also have an aggregate equity interest of approximately 62% in K&F Industries, Inc., a corporation of which Bernard L. Schwartz, Chairman of the Board of Directors and Chief Executive Officer of the Company, is a 35% stockholder, which acquired the Company's Aircraft Braking Systems and Engineered Fabrics divisions in April 1989.

                                LEGAL OPINIONS

   The validity of the Securities offered hereby will be passed upon for the Company by Willkie Farr & Gallagher, New York, New York, counsel to the Company. Certain legal matters will be passed upon for the underwriters by Cravath, Swaine & Moore, New York, New York. Mr. Robert B. Hodes, a Director and member of the Company's Executive, Audit and Government Compliance and Compensation and Stock Option Committees, is a partner in the law firm of Willkie Farr & Gallagher. As of May 1, 1994, Mr. Hodes beneficially owned in the aggregate 4,2000 shares of Common Stock and options to purchase 10,000 shares of Common Stock.

                                   EXPERTS

   The consolidated balance sheets of the Company as of March 31, 1994 and 1993 and related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended March 31, 1994 are incorporated by reference herein in reliance on the report, which includes an explanatory paragraph regarding the Company's changes in methods of accounting for income taxes and post retirement benefits other than pensions, as discussed in Notes 6 and 9 of the consolidated financial statements of Loral and its subsidiaries, of Coopers & Lybrand, independent auditors, given on the authority of said firm as experts in accounting and auditing.

   The audited historical financial statements of Federal Systems as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 incorporated in this Prospectus by reference to the Loral Corporation Report on Form 8-K/A dated May 12, 1994, have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following table sets forth the estimated expenses of the Company in connection with the issuance and distribution of the securities being registered in the Registration Statements, other than underwriting compensation:

Securities and Exchange Commission registration fee ............   $266,165
Printing Registration Statement, Prospectus and related
 documents......................................................     35,000*
Accounting fees and expenses....................................     60,000*
Legal fees and expenses.........................................    130,000*
Rating Agency fees..............................................     60,000*
Trustee and Paying Agent fees...................................     10,000*
Blue Sky fees and expenses......................................     25,000
Miscellaneous...................................................
                                                                 ----------
    Total.......................................................   $586,165*
                                                                 ==========

- -----------------
   * Estimated and subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Sections 721-726 of the New York Business Corporation Law contain non-exclusive provisions for indemnification of officers and directors of a corporation under certain specified conditions, including, in part: (a) indemnification against judgments, fines, amounts paid in settlement of, and reasonable expenses incurred as a result of, an action or proceeding, whether civil or criminal, threatened or brought against such person (other than by one bringing an action by or in the right of the corporation, but including an action by or in the right of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person served in any capacity at the request of the corporation) if such person acted in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful;
(b) indemnification against amounts paid in settlement and reasonable expenses incurred by such person in connection with the defense or settlement of an action by or in the right of the corporation if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service of any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court, or if no action was brought, a court of competent jurisdiction, determines the person is fairly and reasonably entitled to indemnify; and (c) notwithstanding the failure of a corporation to provide indemnification, indemnification pursuant to court order.

   Article Ninth of the Company's Restated Certificate of Incorporation provides that any person made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Company or of any corporation for which he served as such at the request of the Company, shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. Such right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled apart from the indemnification provisions of said Article Ninth. Any amount payable by way of indemnity, whether the action, suit or proceeding reaches final judgment, or is settled with court approval before final judgment, shall be determined and paid in accordance with the then applicable provisions of the statutes of the State of New York, provided, however, that if such amount is paid other than pursuant to court order or action by stockholders, the Company shall within eighteen months from the date of such payment mail to its stockholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts of the payments and the final disposition of the litigation.

   The By-laws of the Company provide that the Company may enter into such contracts of indemnification as may be authorized from time to time by the Board of Directors. The Board of Directors has authorized, and the Company has entered into, an Indemnity Agreement with each of the Company's directors and executive officers. The Indemnity Agreements provide that the Company will pay on behalf of the indemnitees any amount which he is or becomes legally obligated to pay as a result of any claim or claims threatened or made against him as a result of any act or omission or neglect or breach of duty he commits or suffers while acting in his capacity as a director or officer of the Company, including any damages, judgments, settlements and costs, reasonable costs of investigation and reasonable costs of defense of legal actions, claims or proceedings and appeals therefrom, and costs of attachment or similar bonds.

ITEM 16. EXHIBITS.

  EXHIBIT NUMBER   DESCRIPTION OF DOCUMENT
- -----------------  --------------------------------------------------------------------------------------------
  1.1(a)             Form of Underwriting Agreement for Debt Securities and Warrants to Purchase Debt Securities.
  1.1(b)             Form of Underwriting Agreement for Equity Securities and Warrants to Purchase Equity
                     Securities.
 +1.2                Form of Agency Agreement.
 +4.1(a)             Form of Senior Indenture.
  4.1(b)             First Supplemental Indenture to Senior Indenture.
  4.1(c)             Form of Subordinated Indenture.
 +4.2                Form of Senior Floating Rate Note.
 +4.3                Form of Senior Fixed Rate Note.
  4.4                Form of Subordinated Floating Rate Note.
  4.5                Form of Subordinated Fixed Rate Note.
  4.6                Form of Warrant Agreement for Debt Securities.
  4.7                Form of Warrant Agreement for Equity Securities.
  4.8                Form of Deposit Agreement for Depositary Shares.
++4.9                Form of Certificate for Common Stock.
 *4.10               Loral Corporation Restated Certificate of Incorporation.
**4.11               Loral Corporation By-Laws.
  5                  Opinion of Willkie Farr & Gallagher.
**12                 Computation of Ratio of Earnings to Fixed Charges.
  23.1               Consent of Coopers & Lybrand.
  23.2               Consent of Price Waterhouse.
  23.3               Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit 5 hereto).
  24.1               Powers of Attorney.
 +24.2               Officer's Certificate (certifying certain resolutions relating to the powers of attorney).
 +25.1               Statement of Eligibility of Senior Trustee on Form T-1.
  25.2               Statement of Eligibility of Subordinated Trustee on Form T-1.

NOTE: Certain instruments with respect to issues of long-term debt have not been filed as Exhibits to this statement since the authorized principal amount of any one of such issues does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis as of March 31, 1994. Such indebtedness is described in general terms in Note 5 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1994. The Company agrees to furnish to the Commission a copy of each instrument upon its request.

   + Incorporated by reference from the Company's Registration Statement No.
     33-50407, effective on September 29, 1993.

  ++ Incorporated by reference from the Company's Registration Statement No.
     33-40825, effective on June 14, 1991.

   * Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993.

  ** Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1994.

ITEM 17. UNDERTAKINGS.

   The undersigned registrant hereby undertakes:

       (1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by section 10(a)(3) of the Securities Act;
         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by such registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

       (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
      (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned registrant hereby undertakes (1) to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of section 10(a) of the Act, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto, and (2) to file an amendment to the registration statement reflecting the results of bidding, the terms of the reoffering and related matters to the extent required by the applicable form, not later than the first use, authorized by the issuer after the opening of bids, of a prospectus relating to the securities offered at competitive bidding, unless no further public offering of such securities by the issuer and no reoffering of such securities by the purchasers is proposed to be made.

   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement and this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 20th day of May, 1994.

                                        LORAL CORPORATION
                                        By:   /s/ Bernard L. Schwartz
                                        Bernard L. Schwartz
                                        Title: Chairman of the Board
                                                and
                                               Chief Executive Officer

   Pursuant to the requirements of the Securities Act, this Registration Statement and Post-Effective Amendment No. 1 to Registration Statement have been signed below on the 20th day of May, 1994 by the following persons in the capacities indicated.

           SIGNATURES                          TITLE
- -------------------------------  -------------------------------
/s/ Bernard L. Schwartz
 ------------------------------- Chairman of the Board, Chief
     Bernard L. Schwartz         Executive Officer and Director

 /s/ Frank C. Lanza
 ------------------------------- Director, President and Chief
     Frank C. Lanza              Operating Officer

           *
 -------------------------------
      Howard Gittis              Director

           *
 -------------------------------
     Robert B. Hodes             Director

           *
 -------------------------------
      Gershon Kekst              Director

           *
 -------------------------------
     Charles Lazarus             Director
 -------------------------------
   Marvin A. Ruderman            Director
 -------------------------------
     E. Donald Shapiro           Director

           *
 -------------------------------
        Allen M. Shinn           Director

           *
 -------------------------------
    Thomas J. Stanton, Jr.       Director

           *
 -------------------------------
      Daniel Yankelovich         Director

   /s/ Michael P. DeBlasio
 -------------------------------
     Michael P. DeBlasio         Principal Financial Officer

  /s/ Robert V. LaPenta
 -------------------------------
     Robert V. LaPenta           Principal Accounting Officer
* By: /s/ Michael B. Targoff
 -------------------------------
 Michael B. Targoff              Attorney-in-Fact

                              INDEX TO EXHIBITS

EXHIBIT NUMBER     DESCRIPTION OF DOCUMENT
 1.1(a)            Form of Underwriting Agreement for Debt Securities and
                   Warrants to Purchase Debt Securities.
 1.1(b)            Form of Underwriting Agreement for Equity Securities and
                   Warrants to Purchase Equity Securities.
 4.1(b)            First Supplemental Indenture to Senior Indenture.
 4.1(c)            Form of Subordinated Indenture.
 4.4               Form of Subordinated Floating Rate Note.
 4.5               Form of Subordinated Fixed Rate Note.
 4.6               Form of Warrant Agreement for Debt Securities.
 4.7               Form of Warrant Agreement for Equity Securities.
 4.8               Form of Deposit Agreement for Depositary Shares.
 5                 Opinion of Willkie Farr & Gallagher.
23.1               Consent of Coopers & Lybrand.
23.2               Consent of Price Waterhouse.
24.1               Powers of Attorney.
25.2              Statement of Eligibility of Subordinated Trustee on Form T-1.